United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

UNION FIRST MARKET BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 8.01	Other Events.

On December 1, 2011, the Union First Market Bankshares Corporation issued a press release announcing it had received approval from the United States Department of the Treasury (the “Treasury”) to redeem the Preferred Stock issued to the Treasury under the Capital Purchase Program, which was created in the fall of 2008 under the Troubled Asset Relief Program. The Preferred Stock was assumed by the Company as part of the 2010 merger with First Market Bank, FSB. The Company expects to pay the U. S. Treasury approximately $35.6 million on or about December 7, 2011. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Union First Market Bankshares Corporation press release dated December 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION FIRST MARKET BANKSHARES CORPORATION

Date: December 1, 2011	By:	/s/ D. Anthony Peay
D. Anthony Peay
Executive Vice President and Chief Financial Officer